EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Diodes Incorporated of our report dated March 25, 2013, relating to the consolidated financial statements of BCD Semiconductor Manufacturing Limited and subsidiaries as of December 31, 2011 and 2012 and for the three years in the period ended December 31, 2012, appearing in the Current Report on Form 8-K/A of Diodes Incorporated dated May 16, 2013.

/s/ Deloitte & Touche

Taipei, Taiwan

The Republic of China

June 13, 2013